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                                 EXHIBIT 10.03


                             AIW/P Holdings, Inc.
                         One Computer Associates Plaza
                            Islandia, NY 11788-7000


September 9, 1999

Mr. Seth L. Patterson
KFx Inc.
1999 Broadway
Suite 3200
Denver, CO 80202

Dear Mr. Patterson:

Pursuant to Section 1 of the Exchange Agreement (Agreement) dated August 27, 1999 between AIW/P Holdings, Inc. (AIW/P) and KFx Inc. (KFx), we hereby designate Computer Associates International, Inc. (CA) as the party to which the KFx Shares, as defined in the Agreement, should be issued. As confirmed below by CA, we have obtained CA's agreement to comply with all applicable terms of the Agreement, including without limitation, Section 9.2 covering restrictions on the sale or transfer of the KFx Shares through June 30, 2000.

AIW/P HOLDINGS, INC.

By: /s/ T. Bennett
   ------------------------------------------
Name and Title of Authorized Officer of AIW/P



KFx Inc.:

Computer Associates International, Inc. hereby acknowledges its agreement to comply with all applicable terms of the Exchange Agreement dated August 27, 1999 between AIW/P Holdings, Inc. and KFx Inc. (Agreement), including without limitation, Section

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9.2 covering restrictions on the sale or transfer of the KFx Shares, as defined in the Agreement.

COMPUTER ASSOCIATES INTERNATIONAL, INC.

By: /s/ T. Bennett
    --------------------------------------
Name and Title of Authorized Officer of CA

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